Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156390) of United Technologies Corporation of our report dated June 22, 2011 relating to the financial statements of the United Technologies Corporation Represented Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

June 22, 2011

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